                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement    / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                         DREXLER TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 DREXLER [LOGO]


                            1077 INDEPENDENCE AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                               ------------------

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                           FRIDAY, SEPTEMBER 21, 2001
                                   2:00 p.m.




To the Stockholders:

     The 2001 Annual Meeting of Stockholders of Drexler Technology Corporation (the "Company") will be held in the Edwards Room at Hyatt Rickeys of Palo Alto, 4219 El Camino Real, Palo Alto, California, on Friday, September 21, 2001, at 2:00 p.m., for the following purposes:

     1.   to elect directors;

     2. to approve an amendment to the Company's Stock Option Plan to increase the number of shares reserved for issuance thereunder by 300,000 shares;

     3. if properly presented at the meeting, to consider a stockholder proposal relating to dividend policy;

     4. to transact such other business as may properly come before the meeting or any continuation, adjournment, or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on Wednesday, July 25, 2001 are entitled to notice of and to vote at this meeting and at any continuation, adjournment, or postponement thereof.

                                     By Order of the Board of Directors

                                     /s/ Jerald E. Rosenblum
                                     ----------------------
                                     JERALD E. ROSENBLUM
                                     SECRETARY



Mountain View, California
August 27, 2001


                               TABLE OF CONTENTS
                                                                                           Page
                                                                                           ----
General Information..........................................................................1
Proposal 1:  Election of Directors...........................................................2
Proposal 2:  Amendment to the Company's Stock Option Plan to Increase the Number
   of Shares Reserved for  Issuance Thereunder by 300,000 Shares.............................5
Proposal 3:  Stockholder Proposal Relating to Dividend Policy................................8
Executive Compensation.......................................................................9
Corporate Tax Deductibility of Executive Compensation.......................................11
Compensation Committee Interlocks and Insider Participation.................................11
Employment Contracts, Termination of Employment, and Change in Control Arrangements.........11
Stock Performance Graph.....................................................................12
Board Compensation Committee Report on Executive Compensation...............................13
Audit Committee Report......................................................................13
Independent Public Accountants; Audit and Related Fees......................................14
Section 16(a) Beneficial Ownership Reporting Compliance.....................................14
Availability of Form 10-K...................................................................14
Proxy Cost and Solicitation.................................................................14
Other Matters...............................................................................15
Stockholder Proposals for the 2002 Annual Meeting...........................................15
----------------------------------------------------------------------------------------------

VOTING SHARES HELD IN YOUR OWN NAME

     If your shares are held directly in your name with Drexler Technology's transfer agent, Mellon Investor Services LLC, you are receiving a Drexler Technology proxy card on which to vote. Whether or not you plan to attend the meeting, please sign and return the proxy card in the enclosed envelope as promptly as possible. Postage is not needed if the envelope is mailed in the United States. If you attend the meeting, and so desire, you may withdraw your proxy and vote in person.

VOTING SHARES HELD IN "STREET NAME"

     If your shares are held by your broker ("street name") you are receiving a voting instruction form from your broker or the broker's agent, asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent; no postage is necessary if mailed in the United States. If you do not instruct your broker how to vote, your broker may vote your shares at its discretion. Also, a number of brokers and banks participate in a program, provided through ADP Investor Communication Services, that offers telephone and Internet voting options to "street name" stockholders. Please check your voting instruction form to determine if you can use these voting methods.

"Street name" stockholders may attend the 2001 Annual Meeting and vote in person by contacting the broker or agent in whose name the shares are registered, to obtain a broker's proxy showing the number of shares you owned beneficially on July 25, 2001. You must bring the broker's proxy to the annual meeting in order to vote in person.

                         DREXLER TECHNOLOGY CORPORATION
           1077 INDEPENDENCE AVENUE, MOUNTAIN VIEW, CALIFORNIA 94043
                         ------------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 21, 2001

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Drexler Technology Corporation, a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders of the Company, to be held in the Edwards Room at Hyatt Rickeys of Palo Alto, 4219 El Camino Real, Palo Alto, California, at 2:00 p.m. on Friday, September 21, 2001. Only stockholders of record on Wednesday, July 25, 2001, will be entitled to vote. At the close of business on that date, the Company had outstanding 9,812,627 shares of common stock.

     Stockholders are entitled to one vote for each share held. All duly executed proxy cards received prior to the meeting will be voted at the annual meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

     o FOR the election of the Board's nominees as directors as set forth in this Proxy Statement;

     o FOR approval of an amendment to the Company's Stock Option Plan to increase the number of shares reserved for issuance thereunder by 300,000 shares; and

     o AGAINST the stockholder proposal relating to dividend policy, if such proposal is properly presented at the meeting.

     In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing with the Secretary of the Company, prior to the meeting, an instrument revoking it, by duly executing a proxy bearing a later date which is presented to the meeting, or by attending the meeting and electing to vote in person.

     The required quorum for the transaction of business at the annual meeting is a majority of the shares entitled to vote, represented in person or by proxy. Shares that are duly voted "FOR," "AGAINST," or "ABSTAIN" on any matter are treated as being present at the meeting for purposes of establishing a quorum.

     The Company intends to count abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others in the absence of instructions from the beneficial owners) for the purpose of establishing the presence or absence of a quorum for the transaction of business, but not as votes cast with respect to the election of directors or for or against any other proposal that may come before the meeting. Abstentions and broker non-votes would to this extent have no effect on the outcome of the election of directors or the vote on any proposal.

     This Proxy Statement is being mailed to stockholders of record on or about August 27, 2001.

                        PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES

     In July 2001, the Board of Directors amended the Company's By-Laws to increase the authorized number of directors from five to seven. There are seven individuals nominated for election as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The following five nominees are currently members of the Company's Board of Directors: Jerome Drexler, Arthur H. Hausman, Dan Maydan,William E. McKenna, and Walter F. Walker. The following two nominees are executive officers of the Company who have not previously served on the Board of Directors:
Christopher J. Dyball and Richard M. Haddock. Certain biographical information about the nominees is set forth in the table on pages 4 and 5. As explained above, all proxies solicited hereby will be voted for the election of the seven nominees unless authority to vote for one or more nominees is withheld in accordance with the instructions on the proxy card. If any nominee is unable or declines to serve as director at the time of the annual meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held four meetings during the 2001 fiscal year ended March 31, 2001. The Board has standing Audit, Compensation, and Stock Option Committees. There is no nominating committee. During the 2001 fiscal year, the Stock Option Committee held four meetings, the Compensation Committee held one meeting, and the Audit Committee held three meetings. During the 2001 fiscal year, Dr. Maydan attended less than 75% of the meetings of the Board of Directors and Compensation Committee. All other Board and committee meetings were attended by all members during the 2001 fiscal year.

     The Audit Committee is generally responsible for overseeing and monitoring the participation of both management and the independent accountants in the Company's financial reporting process. The Audit Committee confers with the Company's independent auditors to review the results of the annual audit and to discuss the financial statements and independence of the auditors. The Audit Committee recommends to the Board the independent auditors to be retained and receives and considers the accountants' comments as to controls, adequacy of staff, and management performance and procedures in connection with the audit and financial controls. The Audit Committee currently is composed of Messrs. Hausman, McKenna, and Walker, each of whom the Company believes to be qualified and "independent" as defined by The Nasdaq Stock Market listing requirements. On May 16, 2000, the Board of Directors adopted a written charter for the Audit Committee in accordance with Nasdaq's rules relating to the structure and membership on the audit committee of companies whose stock is traded on Nasdaq.

     The Compensation Committee is composed of Mr. Drexler and two outside directors, Mr. McKenna and Dr. Maydan. The function of the Compensation Committee, in coordination with the Board of Directors, is to approve the salaries of executive officers (other than the Chief Executive Officer) and to approve the salaries of certain other employees. The Stock Option Committee is composed of two outside directors, Messrs. McKenna and Hausman. The function of the Stock Option Committee is to oversee the Company's Stock Option Plan and Employee Stock Purchase Plan.

DIRECTOR COMPENSATION

     Each director receives a fee of $1,200 per month for serving as a director, the standard fee in effect since July 1995. The Company also reimburses reasonable out-of-pocket expenses incurred by directors performing services for the Company.

     The Company's Stock Option Plan provides for the automatic grant of an option to purchase 15,000 shares of the Company's common stock on the date any person first becomes a director. Grants to newly elected directors have a term of ten years and become exercisable in cumulative increments of one-fourth (1/4) each at the end of 12 months, 24 months, 36 months, and 48 months from the date of grant. The Stock Option Plan further provides that on the date of the Company's annual meeting, each non-employee director who has served as a director of the Company for the preceding six-month period and who is re-elected at the annual meeting, is automatically granted an option to purchase 6,000 shares of the Company's common stock. These option share grants to re-elected non-employee directors are exercisable in full at the time of grant. The exercise price for options granted to newly elected directors and re-elected directors is the fair market value of the Company's common stock on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table on pages 4 and 5 contains information as of July 10, 2001, respecting the number of shares and percentage of the Company's common stock beneficially owned by: (i) each of the Company's current directors and nominees for director, (ii) each executive officer of the Company, (iii) all executive officers and directors as a group, and (iv) each person who is known by the Company to own more than 5% of the Company's common stock. The address of each beneficial owner listed in the table is c/o Drexler Technology Corporation, 1077 Independence Avenue, Mountain View, California 94043. As of the close of business on July 10, 2001, the Company had outstanding 9,812,627 shares of common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                                                                       DIRECTOR     COMMON      PERCENTAGE
NAME, PRINCIPAL OCCUPATION, AND OTHER DIRECTORSHIPS            AGE      SINCE      SHARES(1)    OF CLASS(2)
---------------------------------------------------           -----   ----------  ------------  -----------
JEROME DREXLER.........................................         73        1968     1,156,848(3)   11.5%
Chairman of the Board of Directors and Chief Executive
Officer of the Company and its wholly owned subsidiary,
LaserCard Systems Corporation.

ARTHUR H. HAUSMAN......................................         77        1981        56,392(4)     .6
Director; private investor. Retired Chairman, President,
and Chief Executive Officer of Ampex Corporation
(manufacturer of professional audio-video systems,
data/memory products, and magnetic tape). Director of
California Amplifier, Inc. (low-noise amplifiers).

DAN MAYDAN.............................................         65        1998        25,500(5)     .3
Director.  President (since 1993) and Director (since
1992) of Applied Materials, Inc. (semiconductor
manufacturing equipment). Director of Electronics for
Imaging, Inc. (software).

WILLIAM E. McKENNA.....................................         81        1970        71,483(4)     .7
Director; private investor. Director of Midway Games,
Inc. (interactive entertainment software for the
coin-operated and home markets) and WMS Industries,
Inc.(coin-operated and home video and other games).

WALTER F. WALKER.......................................         46        1999        35,750(6)     .4
Director. President and CEO (since 2001) of Seattle
Sonics & Storm Basketball (NBA and WNBA basketball
teams); formerly President (since 1994) of Seattle
SuperSonics NBA basketball team. Previously, was
President (in 1994) of Walker Capital, Inc. (money
management firm) and Vice President (from 1987 to 1994)
of Goldman Sachs & Co.(investment banking firm).
Director of Redhook Ale Brewery and Advanced Digital
Information Corporation (archival and backup
data-storage peripherals). Trustee of Boys & Girls
Clubs of America. Also a Chartered Financial Analyst
(CFA).

RICHARD M. HADDOCK.....................................         49         N/A       192,812(7)    1.9
President and Chief Operating Officer of the Company
(since 1997) and also of its wholly owned subsidiary,
LaserCard Systems Corporation (since 1989).

CHRISTOPHER J. DYBALL..................................         50         N/A       174,530(8)    1.7
Executive Vice President of the Company; General
Manager, Card Manufacturing.

STEVEN G. LARSON.......................................         51         N/A       123,523(9)    1.2
Vice President of Finance and Treasurer of the Company
and its wholly owned subsidiary, LaserCard Systems
Corporation.

All executive officers and directors as a group
(the 8 persons named above)............................                            1,836,238(10)  17.3
---------------

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) Includes 240,600 shares purchasable by exercise of option within 60 days. Does not include 297,100 shares owned by Mr. Drexler's wife and 16,250 shares held by his wife as custodian, as to all of which shares Mr. Drexler disclaims any beneficial ownership. Includes 12,000 shares held by The Drexler Foundation, the assets of which are perpetually dedicated to charity. The power to vote and to dispose of the shares held by The Drexler Foundation is shared by the Foundation's directors, consisting of Mr. Drexler and his wife. Mr. Drexler disclaims beneficial ownership with respect to these shares.

(4)  Includes 36,000 shares purchasable by exercise of option within 60 days.

(5)  Includes 25,500 shares purchasable by exercise of option within 60 days.

(6)  Includes 17,000 shares purchasable by exercise of option within 60 days.

(7)  Includes 184,499 shares purchasable by exercise of option within 60 days.

(8)  Includes 164,366 shares purchasable by exercise of option within 60 days.

(9)  Includes 120,368 shares purchasable by exercise of option within 60 days.

(10) Includes 824,333 shares purchasable by exercise of option within 60 days.

ON PROPOSAL 1, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE COMPANY'S NOMINEES.

REQUIRED VOTE FOR APPROVAL OF PROPOSAL 1

     THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF THE COMPANY'S COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING. The seven nominees for director who receive the most votes cast in their favor will be elected to serve as directors. With respect to the election of directors, stockholders may (1) vote "FOR" all seven nominees, (2) "WITHHOLD" authority to vote for all such nominees, or (3) "WITHHOLD" authority to vote for any individual nominee or nominees, but vote for all other nominees. Because directors are elected by a plurality of the votes cast, broker non-votes and shares for which authority to vote has been withheld will have no effect on the outcome of the election.

    PROPOSAL 2: AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN TO INCREASE THE
      NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 300,000 SHARES

     Proposal 2 seeks stockholder approval of an amendment to the Company's Stock Option Plan to increase the total number of shares in the Stock Option Plan by 300,000 shares, from 3,450,000 to 3,750,000 shares. THE 300,000 SHARE
INCREASE REPRESENTS APPROXIMATELY 3% OF THE COMPANY'S 9,812,627 TOTAL OUTSTANDING SHARES AS OF THE RECORD DATE.

     In April 2001, the Board of Directors approved, subject to stockholder approval, an amendment to the Stock Option Plan to increase the aggregate number of shares available thereunder by 300,000 shares in order to have an adequate number of shares available for future option grants. As of July 10, 2001, a total of 1,147,180 shares had been issued upon the previous exercise of options under the Stock Option Plan and were no longer available for option grants; 1,994,923 of the shares in the Stock Option Plan were reserved for issuance upon the exercise of currently outstanding options, at prices ranging from $4.69 to $16.69 per share, or a weighted average per share exercise price of $11.39; and a total of 307,897 shares remained available for additional option grants, prior to giving effect to the proposed increase.

     The Board of Directors believes that it is in the best interests of the Company to be able to continue to create equity incentives to assist in attracting, retaining, and motivating the key employees and consultants of the

Company and its subsidiaries. Although in September 2000, the Company's stockholders approved an amendment to the Stock Option Plan to increase the number of shares reserved thereunder by 300,000 shares, the Board of Directors believes that the 307,897 shares remaining available as of July 10, 2001, for granting options pursuant to the Stock Option Plan are insufficient for that purpose.

     From March 31, 1991 through July 10, 2001, the following persons or groups had received options to purchase shares of common stock under the Stock Option Plan as follows: (i) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table: Mr. Drexler, 347,000 shares, Mr. Haddock, 403,000 shares, Dr. Dyball, 373,000 shares, and Mr. Larson, 310,000 shares; (ii) all current executive officers of the Company as a group: 1,423,000 shares; (iii) all current directors who are not executive officers as a group:
156,000 shares; (iv) each nominee for director (other than the nominees listed in (i) above): Mr. Hausman, 48,000 shares, Dr. Maydan, 33,000 shares, Mr. McKenna, 48,000 shares, and Mr. Walker, 27,000 shares, and (v) all employees and consultants of the Company, including any current officers who are not executive officers, as a group: 1,956,530 shares. The Company cannot now determine the number of options to be received in the future by all current executive officers as a group, all current directors who are not also executive officers as a group, or all employees including any current officers who are not executive officers as a group.

     The following summary of the principal features of the Stock Option Plan is qualified by reference to the terms of the Stock Option Plan, a copy of which is available without charge upon stockholder request to: J. P. Protsik, Corporate Office, Drexler Technology Corporation, 1077 Independence Avenue, Mountain View, California 94043.

SUMMARY OF STOCK OPTION PLAN

     The Stock Option Plan provides for the granting to key employees, officers, directors, and consultants to the Company and its subsidiaries (approximately 84 persons as of July 10, 2001) of options to purchase shares of the Company's $0.01 par value common stock. The Stock Option Plan is administered by the Stock Option Committee, which, subject to the express provisions of the Plan and guidelines which may be adopted from time to time by the Board of Directors, has the authority to determine, among other things, to whom options will be granted, the number of shares, the term during which an option may be exercised, and the rate at which the option may be exercised.

     The purpose of the Stock Option Plan is to enhance the interest of the Company's key employees, officers, directors, and consultants in the success of the Company by giving them an ownership interest in the Company and to give them an incentive to continue their service to the Company. The Plan also affords a means of providing additional recognition for services previously rendered. With the exception of options to be granted to its members, the Stock Option Committee determines in its sole discretion which of the eligible persons are granted options and the number of shares subject to such options. Non-statutory stock options (NSOs) are automatically granted to non-employee directors and newly elected directors, as more particularly described on page 2 of this Proxy Statement.

     Options granted to employees may be designated as incentive stock options
(ISOs) or as non-statutory stock options (NSOs). Only NSOs may be granted to consultants. The Internal Revenue Code, as presently in effect, limits the number of ISOs which can become exercisable by any employee in any one year and provides that the Company and optionees receive different tax treatment upon exercise of NSOs and ISOs. No tax consequences result to the Company or an ISO grantee upon the issuance and exercise of an ISO. No tax consequences result to the Company or an NSO grantee upon the issuance of an NSO pursuant to the Stock Option Plan having an exercise price equal to the fair market value of the Company's common stock on the date of grant of the NSO. Upon the exercise of the NSO, a grantee realizes income in an amount equal to the difference between the option exercise price and the fair market value of the Company's common stock on the date of exercise of the NSO, and the Company is entitled to a compensation deduction for the same amount.

     ISOs can be exercised only if the optionee is still an employee of the Company and its subsidiaries, and for a limited time period after termination of employment (or within one year after the death or disability of the optionee). All of the presently outstanding options under the Stock Option Plan have ten-year terms. In general, the options are not immediately exercisable upon grant, but become exercisable in installments upon the passage of time or the occurrence of certain events. Options granted under the Stock Option Plan prior to July 2000 typically become exercisable in installments of one-third (1/3) each after two, three, and four years from the date of grant; however, options granted starting in July 2000 typically become exercisable in installments of one-fourth (1/4) each after one, two, three, and four years from the date of grant. One NSO granted in June 1996 becomes exercisable in installments of 20% each after six, 18, 30, 42, and 54 months from the date of grant. The Stock Option Plan allows the Board of Directors and/or Stock Option Committee discretion to modify the terms of outstanding options within certain limits, including accelerating the vesting of outstanding options, and some options are immediately exercisable upon grant.

     All options granted under the Stock Option Plan must have an exercise price not less than the fair market value of the Company's common stock on the date the option is granted. Fair market value per share is defined for this purpose as the average of the high and low trading prices as reported by The Nasdaq Stock Market on the applicable date. On July 10, 2001, the closing sale price per share for the Company's common stock on Nasdaq was $11.03. Payment for the shares upon the exercise of options is in cash or payment by utilization of outstanding Company stock owned by the optionee, unless payment by full-recourse promissory note is directed by the full Board of Directors. The Company receives no cash consideration upon the granting of options. The number of shares remaining available in the Stock Option Plan is proportionately adjusted in the case of a stock split or dividend, as is the number of shares subject to outstanding options and the exercise price of such options.

     The Board of Directors may at any time amend the Stock Option Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof absent the optionee's consent. Stockholder approval is required for amendments that materially increase the number of shares reserved under the Stock Option Plan, materially alter the persons or class of persons eligible to be granted stock options, and for several types of amendments related to government codes and regulations. The Board of Directors may terminate the Stock Option Plan at any time. If not earlier terminated, the Stock Option Plan will terminate on May 16, 2010. Termination of the Stock Option Plan will not affect rights and obligations theretofore granted and then in effect.

     In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options under the Stock Option Plan. The Board of Directors has adopted guidelines specifying the following as adjustments that it would consider appropriate upon the occurrence of such an event:

     o permitting optionees no less than 30 days to exercise the vested portion of their options;

     o having the successor corporation either (a) issue to optionees replacement options for the unvested portions of options, or else (b) pay deferred compensation on the spread between the value of Company stock upon the occurrence of such event and the option exercise price at the time such unvested portion would have vested; and

     o providing for vesting of 100% of the unvested portion for optionees employed by the Company for at least two years prior to such event if their employment is terminated within one year of such event by the successor corporation other than by resignation or for acts of moral turpitude.

RECENT AMENDMENTS TO THE STOCK OPTION PLAN

     In September 2000, under authority provided in the Stock Option Plan, the Company's Board of Directors adopted an amendment to the plan whereby the option grants to newly elected directors have a term of ten years and become exercisable in cumulative increments of one-fourth (1/4) each at the end of 12 months, 24 months, 36 months, and 48 months from the date of grant if the optionee is still a director of the Company or its subsidiaries.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

REQUIRED VOTE FOR APPROVAL OF PROPOSAL 2

     APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 300,000 SHARES WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING. Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 2. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

          PROPOSAL 3: STOCKHOLDER PROPOSAL RELATING TO DIVIDEND POLICY

     The Company has been advised that Mr. Ted L. Shrader, 17025 Via Media, San Lorenzo, California 94580, who is the holder of 5,070 shares of the Company's common stock, intends to present a proposal at the annual meeting. The proposal and supporting statement submitted by Mr. Shrader are set forth below and have not been edited by the Company. The Board of Directors opposes the proposal.

STOCKHOLDER RESOLUTION PROPOSAL For Drexler Technology Corporation:

WHEREAS Drexler Technology Corporation's policy against the issuance of dividends currently prevails, with none provided since inception of the company; and,

WHEREAS the author of this proposal and most likely others, consider the policy contrary to the best interests of both the company and its investors; and,

WHEREAS years of news releases by the Corporation have impressed this author as self-evident attempts on the part of the company to promote investment through expectations of growth and profit; and,

WHEREAS by law and custom, the stockholder qualifies by virtue of his risk and holdings, to be respected and tangibly rewarded for his direct participation in the company; and,

WHEREAS current policy provides little or no intrinsic stock value, a share of Drexler stock serves as no more than a voucher for use in market gambling. As an equally unfavorable feature, it treats the stockholder as a "milk cow", exploited and restrained in a corral of high expectation, rather than as a legal partner, mutually concerned with employee welfare and company integrity as well as its financial success; and,

WHEREAS AND HOWEVER, without dividends, stockholders are forced to rely for return solely upon disenfranchising themselves through sale of their holdings; and,

WHEREAS a Corporation decision to split or otherwise increase the number of available shares may appeal to "day traders", that maneuver cannot be construed as a sharing of profit; and,

WHEREAS it may be to the company's advantage to issue stock and/or options as incentives and performance rewards to employees and management, their costs currently present not as company budget items, but as unfair burdens upon stockholders; and,

WHEREAS the following "Fairness Resolution" in no way calls for changes or distributions of profit which would negatively impact company growth nor its programs of research and development; it seeks instead, a policy change within which the public and all company participants could mutually benefit;

THEREFORE BE IT RESOLVED: That Drexler Technology Corporation financial policy be revised to include regular sharing of company profit as dividends, whenever conditions and measures of company growth and success make it possible.

MAY IT ALSO BE RESOLVED, in instances wherein when management or employee performance increases company profit, and rewards deemed to be in order, funding shall be from the profit gain, which gain shall then also fund distributions for all current stockholders in manner and amounts as determined fair and appropriate by the Board of Directors;

MAY IT FINALLY BE RESOLVED that this proposal be provided whatever legal review for modification as may be necessary for it to conform to both Bylaws and applicable State and Federal law without essential change of form nor its obvious intent to enhance the position of investors as partners in this company; thereupon, with any necessary amendments, the proposal shall be promptly resubmitted for approval of stockholders or Board of Directors, as Company procedure may require.
                                End of Proposal


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE STOCKHOLDER
PROPOSAL.

REQUIRED VOTE FOR APPROVAL OF PROPOSAL 3

     APPROVAL OF THE ABOVE STOCKHOLDER PROPOSAL RELATING TO DIVIDEND POLICY WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING. Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 3. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

EXECUTIVE COMPENSATION

     The Summary Compensation Table below discloses the total compensation paid to each of the Company's four executive officers for the three fiscal years ended March 31, 2001, for services rendered in all capacities to the Company and its subsidiaries.

                                        SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                                            -----------------------     ----------------------
                                   FISCAL                                  SHARES UNDERLYING
NAME AND PRINCIPAL POSITION         YEAR    SALARY ($)    BONUS ($)        OPTION GRANTS (#)
---------------------------        ------   ----------    ---------        -----------------
Jerome Drexler ..................   2001     $235,622      $50,000                 --
   Chairman of the Board and        2000      250,786           --                 --
   Chief Executive Officer          1999      179,168           --             65,000

Richard M. Haddock ..............   2001      255,029       50,000             30,000
   President and                    2000      244,476           --                 --
   Chief Operating Officer          1999      191,931           --             65,000

Christopher J. Dyball ...........   2001      237,227       50,000             30,000
   Executive Vice President;        2000      229,840           --                 --
   General Manager,                 1999      174,130           --             65,000
   Card Manufacturing

Steven G. Larson ................   2001      207,234      30,000              20,000
   Vice President of Finance        2000      180,682          --                  --
   and Treasurer                    1999      154,141          --              65,000


STOCK OPTION GRANTS TO EXECUTIVE OFFICERS

     The following table sets forth the stock options granted to each of the Company's four executive officers under the Company's Stock Option Plan during the 2001 fiscal year ended March 31, 2001. The options become exercisable in installments of one-fourth (1/4) each after one, two, three, and four years from the date of grant.

                                   OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                         -----------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF      PERCENT OF                                 ASSUMED ANNUAL RATES OF
                         SECURITIES     TOTAL OPTIONS     EXERCISE                  STOCK PRICE APPRECIATION
                         UNDERLYING      GRANTED TO        PRICE    EXPIRATION         FOR OPTION TERM(3)
                           OPTIONS      EMPLOYEES IN     ($/SHARE)     DATE        -----------------------------
  NAME                   GRANTED(#)      FISCAL YEAR        (1)         (2)         5% ($)              10% ($)
  ----                   ----------      -----------     ---------  ----------     ---------           ---------
Jerome Drexler ..........      --             --                --        --              --                  --

Richard Haddock .........  30,000           8.22%        $ 16.6875   9/22/10       $ 314,840           $ 797,867

Christopher Dyball ......  30,000           8.22           16.6875   9/22/10         314,840             797,867

Steven Larson ...........  20,000           5.48           16.6875   9/22/10         209,894             531,912

---------------

(1) At the discretion of the Board of Directors and/or Stock Option Committee, the optionee may pay the exercise price to the Company in cash, by promissory note, or by delivering already owned shares, subject to certain conditions.

(2) Options have ten-year terms but are subject to earlier termination in certain events.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price.


AGGREGATED OPTION EXERCISES AND OPTIONS HELD BY EXECUTIVE OFFICERS

     The following table sets forth the value of options exercised by the Company's executive officers during the fiscal year ended March 31, 2001, and remaining options held at fiscal year end.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                               NUMBER OF SECURITIES
                     SHARES                   UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                    ACQUIRED                       OPTIONS AT                   IN-THE-MONEY OPTIONS AT
                      ON         VALUE          FISCAL YEAR-END (#)             FISCAL YEAR-END ($)(2)
                    EXERCISE    REALIZED  -----------------------------     ------------------------------
     NAME             (#)       ($)(1)    EXERCISABLE      UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
     ----           --------    --------  -----------      -------------    -----------      -------------
Jerome Drexler          --      $    --     240,600                  --     $  718,812       $      --

Richard Haddock      3,300       33,722     179,499              80,001        445,796          57,392

Christopher Dyball   3,300       33,722     159,366              88,334        355,371          71,474

Steven Larson       10,000       80,838     115,368              70,001        147,675          57,392

---------------

(1) Market value of underlying securities (based on the fair market value of the Company's common stock on The Nasdaq Stock Market) at the time of their exercise, minus the exercise price.

(2) Market value of securities underlying in-the-money options at fiscal year end (based on $12.44 per share, the closing market price of the Company's common stock on The Nasdaq Stock Market on the last day of the Company's fiscal year) minus the exercise price.

CORPORATE TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The provisions of Section 162(m) of the Internal Revenue Code do not currently affect any of the Company's executive officers. Section 162(m) imposes a $1 million annual limit on the amount of compensation deductible by the Company with respect to each executive officer employed as of the last day of the applicable year. While the Company will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility would not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments would not be deductible under Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2001, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Compensation Committee. Jerome Drexler, the Company's Chief Executive Officer, is a member of the Compensation Committee. The function of the Compensation Committee, in coordination with the Board of Directors, is to approve the salaries of executive officers (other than the Chief Executive Officer) and to approve the salaries of certain other employees.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE OF CONTROL ARRANGEMENTS

     None of the Company's executive officers has employment or severance arrangements with the Company. Under the terms of the Stock Option Plan, the Board of Directors and/or Stock Option Committee retains discretion, subject to certain limits, to modify the terms of outstanding options. In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options under the Stock Option Plan. See the summary of the Stock Option Plan on pages 6 and 7 of this Proxy Statement.

STOCK PERFORMANCE GRAPH

     In the following stock performance graph, the cumulative total return on investment for the Company's common stock over the past five fiscal years is compared with the Russell 2000 Stock Index ("Russell 2000") and the University of Chicago Center for Research in Security Prices (CRSP) Total Return Index for The Nasdaq Stock Market Electronic Components industry group ("Nasdaq Electronic Components"). The Russell 2000 is a benchmark index for small capitalization stocks. The Nasdaq Electronic Components index is used because the majority of the Company's revenues currently are derived from the sale of optical recording media (optical memory cards). The chart assumes that the value of the investment in the Company and each index was $100 on March 31, 1996, and that any dividends were reinvested.

                              [PERFORMANCE GRAPH]



     The stock performance graph was plotted using the following data:

                                                         FISCAL YEAR ENDING MARCH 31,
                                            ----------------------------------------------------
                                              1996     1997     1998     1999     2000     2001
                                            -------  -------  -------  -------  -------  -------
Drexler Technology Corporation              $100.00  $ 84.54  $128.87  $ 82.47  $115.46  $101.53
Russell 2000                                 100.00   105.11   149.27   125.00   171.62   145.32
CRSP Nasdaq Electronic Components            100.00   175.62   201.03   290.05   841.05   263.87


        PAST RESULTS ARE NOT AN INDICATOR OF FUTURE INVESTMENT RETURNS.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors, in coordination with the Compensation Committee and Stock Option Committee, establishes the general compensation policies of the Company and specific compensation levels for the Company's Chief Executive Officer and other executive officers. The Company's compensation policy is intended to provide total compensation opportunities that are competitive with the pay practices of other companies and thereby enable the Company to attract and retain superior performing managers. This is accomplished through a combination of cash incentives and equity incentives which are granted to the Company's executive officers as well as to a broad range of the Company's employees. The Company believes that this closely aligns employee interests with those of its stockholders.

     The Board considered a total package for the Company's Chief Executive Officer in the context of the Company's objectives and business strategy. The analysis included consideration of the compensation levels of chief executive officers of comparable companies. The Company's overall financial performance for the fiscal year was considered by the Board in evaluating the Chief Executive Officer's compensation; however, the specific performance of the Company's common stock was not a factor. In addition, the Board considered factors such as the individual's overall abilities and experience, in-depth knowledge of the Company, relevant technical or business acumen, and past performance. The same factors and considerations that were used in evaluating the compensation of the Chief Executive Officer were used in evaluating the compensation of the Company's other executive officers.

     The Company also awards occasional bonuses to management employees based upon criteria such as pre-tax, pre-bonus Company earnings and licensing revenues, with various adjustments. The Company awarded no bonuses during fiscal 1999 or 2000, and awarded $180,000 in bonuses to executive officers during fiscal 2001, as shown on page 9 of this Proxy Statement.

         COMPENSATION COMMITTEE                                STOCK OPTION COMMITTEE
         -----------------------                               ----------------------
Jerome Drexler, Dan Maydan, William E. McKenna         Arthur H. Hausman, William E. McKenna


AUDIT COMMITTEE REPORT

     The Audit Committee is comprised entirely of outside, independent directors. The Audit Committee oversees engagement of the Company's independent auditors, reviews the arrangements for and scope of the audit by the Company's independent auditors, and reviews and evaluates the Company's accounting practices and its systems of internal accounting controls. The Audit Committee of Drexler Technology Corporation hereby reports as follows:


     (1) The Audit Committee has reviewed and discussed the audited financial statements with management and with the independent auditors.

     (2) The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent public accountants, the matters required to be discussed by SAS 61 (Communications with Audit Committees).

     (3) The Audit Committee has received the written disclosure and letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Arthur Andersen their independence.

     (4) Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommends to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, for filing with the Securities and Exchange Commission.

Dated: June 5, 2001

                                AUDIT COMMITTEE
                                ---------------
            Arthur H. Hausman, William E. McKenna, Walter F. Walker

INDEPENDENT PUBLIC ACCOUNTANTS; AUDIT AND RELATED FEES


     Arthur Andersen LLP are the Company's independent public accountants for the current fiscal year and first held this position for the fiscal year ended March 27, 1981. The independent public accountants are appointed by the Board of Directors. During the fiscal year ended March 31, 2001, Arthur Andersen LLP performed audit services including examination of annual financial statements, assisted on accounting and financial reporting matters, and performed tax services including the preparation of returns and the rendering of planning advice.

     AUDIT FEES. The aggregate fees billed by Arthur Andersen LLP for professional services for the audit of the Company's annual consolidated financial statements for fiscal 2001 and the review of the consolidated financial statements included in the Company's Forms 10-Q for fiscal 2001 were $84,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES; ALL OTHER FEES. There were no fees billed by Arthur Andersen LLP to the Company for financial information systems design and implementation during fiscal 2001. The aggregate fees billed to the Company for all other services rendered by Arthur Andersen LLP for fiscal 2001 were $25,205. The Audit Committee has determined that the provision of services rendered above is compatible with maintaining Arthur Andersen LLP's independence.

     Representatives of Arthur Andersen LLP are expected to be present at the stockholders' meeting. The representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and beneficial owners of more than 10% of the Company's common stock to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company typically files these reports on behalf of its directors and officers, based on information provided by them. The Company believes, based on its review of Forms 3, 4, 5, if any, and periodic written representations from reporting persons, that all officers, directors, and holders of more than 10% of the Company's common stock complied with all
Section 16(a) filing requirements for the 2001 fiscal year.

AVAILABILITY OF FORM 10-K

     The Company will mail without charge a copy of the Company's Report on Form 10-K for the fiscal year ended March 31, 2001, including the financial statements, schedules, and list of exhibits. Send requests to: J. P. Protsik, Corporate Office, Drexler Technology Corporation, 1077 Independence Avenue, Mountain View, California 94043.

PROXY COST AND SOLICITATION

     Proxies may be solicited by mail, in person, by telephone, or by other methods. Solicitations may be made by directors, officers, and employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of common stock they hold of record. The Company will reimburse these record holders for clerical and mailing expenses incurred by them in forwarding these materials to their customers.

     The Company has retained the firm of Georgeson Shareholder Communications, Inc. ("GS") for solicitation and/or advisory services, if necessary, in connection with the solicitation, for which GS would receive a fee estimated at $5,000, together with reimbursement for its reasonable out-of-pocket expenses. The cost of soliciting proxies on behalf of the Board of Directors for the annual meeting is being borne by the Company. Costs incidental to these solicitations include expenditures for printing, postage, legal, soliciting, and related expenses and could include accounting and other consulting services in addition to the fees and costs of GS described above.

OTHER MATTERS

     The Company's management does not intend to bring any business before the meeting other than the matters referred to in the accompanying Notice. However, if any other matters are properly presented at the meeting, all proxies solicited hereby will be voted in accordance with the discretion of the proxy holders. The proxy holders will be deemed to have discretionary authority to vote on the following matters, among others: (a) approval of the minutes of the 2000 Annual Meeting (but without ratification of the actions taken at that meeting); (b) election of a substitute for any nominee who is unable or for good cause will not serve as a director of the Company; and (c) all matters incident to the conduct of the meeting.


STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     In accordance with the Securities and Exchange Commission's regulations, stockholder proposals intended to be considered for inclusion in the proxy statement for the 2002 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices at 1077 Independence Avenue, Mountain View, California 94043, no later than April 29, 2002.

     A stockholder proposal not included in the Company's proxy statement for the 2002 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's By-Laws. In accordance with Section 2.13(c) of the Company's By-Laws, to be timely submitted for the 2002 Annual Meeting, the Company must have received the stockholder's notice not less than 120 days prior to the meeting; however, if less than 120 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the tenth day following the day on which notice of the date of the meeting is mailed to stockholders or public disclosure of the date of the meeting occurs. Public disclosure of the date of the meeting is deemed to have occurred if the annual meeting is held on the meeting date specified in the Company's By-Laws. Therefore, if the 2002 Annual Meeting occurs on September 27, 2002, to be timely, the stockholder's notice must be received by the Company no later than May 30, 2002.

                                  ATTACHMENT A
                            (FOR SEC REFERENCE ONLY)
                            =========================


                         DREXLER TECHNOLOGY CORPORATION
                                STOCK OPTION PLAN

   (Amended as of April 27, 2001, to Increase Shares Reserved for Issuance by
     300,000 Shares, Subject To Stockholder Approval on September 21, 2001)

     1. PURPOSES. Drexler Technology Corporation (hereinafter called the "Company") has adopted this Stock Option Plan (this "Plan") to enhance the concern of the Company's key employees, officers, directors, and consultants in the success of the Company by giving them an ownership interest in the Company, and to give them an incentive to continue their service to the Company.

     2. STOCK SUBJECT TO PLAN. The Company shall reserve 3,750,000 shares of its $0.01 par value Common Stock (hereinafter called the "Shares") to be issued upon exercise of the options which may be granted from time to time under this Plan. As it may from time to time determine, the Board of Directors of the Company (hereinafter called the "Board") may authorize that the Shares may be comprised, in whole or in part, of authorized but unissued shares of the Common Stock of the Company or of issued shares which have been reacquired. If options granted under this Plan terminate or expire before being exercised in whole or in part, the Shares subject to those options which have not been issued may be subjected to subsequent options granted under this Plan.

         The number of shares covered by options granted to any person during any twelve month period shall not exceed 100,000 shares, subject to adjustment in accordance with Section 5a. However, in connection with such person's initial service to the Company, he or she may be granted options to purchase up to an additional 100,000 shares.

     3. ADMINISTRATION OF THIS PLAN. The Board shall appoint a Stock Option Committee (hereinafter called the "Committee") to administer this Plan which Committee shall consist of not less than two (2) members of the Board, each of whom shall be a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the express provisions of this Plan and guidelines which may be adopted from time to time by the Board, the Committee shall have plenary authority in its discretion (a) to determine the individuals to whom, and the time at which, options are granted, and the number and purchase price of the Shares subject to each option; (b) to determine whether the options granted shall be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), or non-statutory stock options, or both; (c) to interpret this Plan and prescribe, amend, and rescind rules and regulations relating to it; (d) to determine the terms and provisions (and amendments thereof) of the respective option agreements subject to Section 6 of this Plan, which need not be identical, including, if the Committee shall determine that a particular option is to be an incentive stock option, such terms and provisions (and amendments thereof) as the Committee deems necessary to provide for an incentive stock option or to conform to any change in any law, regulation, ruling or interpretation applicable to incentive stock options; and (e) to make any and all determinations which the Committee deems necessary or advisable in administering this Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee may delegate any of the foregoing authority to the Chief Executive Officer with respect to options granted to or which are held by persons who are neither officers nor directors of the Company.

     4. PERSONS ELIGIBLE. The Committee may grant incentive stock options to key employees of the Company or its subsidiaries (including officers and directors) and non-statutory stock options to key employees or consultants (including officers and directors) of the Company or its subsidiaries. For this purpose, "employee" shall conform to the requirements of Section 422A of the Code, and "subsidiary" means subsidiary corporations as defined in Section 425 of the Code.

         The aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year (under all incentive stock option plans of the Company or its parent or subsidiaries) shall not exceed $100,000.

     5.  CHANGES IN CAPITAL STRUCTURE.

     a. Effect on this Plan. In the event of changes in the outstanding capital stock of the Company by reason of any stock dividend, stock split or reverse split, reclassification, recapitalization, merger or consolidation, acquisition of 80% or more of its gross assets or stock, reorganization or liquidation, the Committee and/or the Board shall make such adjustments in the aggregate number and class of shares available under this Plan as it deems appropriate, and such determination shall be final, binding, and conclusive.

         b. In Outstanding Options. Should a stock dividend, stock split, reverse stock split, reclassification, or recapitalization occur, then the Committee and/or the Board shall make such adjustments in (i) the number and class of shares to which optionees will thereafter be entitled upon exercise of their options and (ii) the price which optionees shall be required to pay upon such exercise as it in its sole discretion in good faith deems appropriate, and such determination shall be final, binding, and conclusive. Notwithstanding the foregoing, such adjustment shall have the result that an optionee exercising an option subsequent to such occurrence would pay the same aggregate exercise price to exercise the entire option and would then hold the same class and aggregate number of shares as if such optionee would have exercised the outstanding option immediately prior to such occurrence.

         c. In the event of any merger or consolidation of the Company (except with a subsidiary) or any acquisition of 80% or more of its gross assets or stock, or any reorganization or liquidation of the Company (an "Event"), the Board shall make arrangements (the "Arrangements") which shall be binding upon the holders of unexpired options then outstanding under this Plan as the Board, in its sole discretion, in good faith determines to be in the best interests of the Company, which determination shall be final, binding, and conclusive. The possible Arrangements include, but are not limited to, the substitution of new options for any portion of such unexpired options, the assumption of any portion of such unexpired options by any successor to the Company, the acceleration of the expiration date of any portion of such unexpired options to a date not earlier than thirty (30) days after notice to the optionee, or the cancellation of such portion in exchange for the payment by any successor to the Corporation of deferred compensation to the optionee, in an amount equal to the difference between the fair market value of the Shares subject to such unexpired portion and the aggregate exercise price of the Shares under the terms of such unexpired portion on the date of the Event, in installments which correspond to the vesting schedule of the unexpired option. The Board shall not be obligated to arrange such substitution or assumption to comply with Section 425(a) of the Code or to accelerate the exercisability of a portion of an option when it accelerates the expiration date of such portion. The Board or Committee may from time to time issue guidelines as to what Arrangements it deems appropriate should an Event occur. The guidelines currently issued by the Board of Directors are attached hereto as Attachment A. These guidelines may be changed at any time without notice. Accordingly, optionees have no vested right with respect to the Arrangements which may be made upon the occurrence of an Event.

     6. TERMS AND CONDITIONS OF OPTIONS. Each option granted under this Plan shall be evidenced by a stock option agreement (hereinafter called "Agreement") which is not inconsistent with this Plan, and the form of which the Committee and/or Board may from time to time determine, provided that the Agreement shall contain the substance of the following:

         a. Option Price. The option price shall be not less than 100% of the fair market value of the Shares at the time the option is granted, which shall be the date the Committee and/or Board, or its delegate, awards the grant. If the optionee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all the classes of stock of the Company or of its parent or subsidiaries (a "Principal Shareholder"), the option price of incentive stock options granted such Principal Shareholder shall be not less than 110% of the fair market value of the Shares at the time the option is granted. The fair market value of the Shares shall be determined and the option price of the Shares set by the Committee and/or Board or its delegate in accordance with the valuation methods described in Section 20.2031-2 of the Treasury Regulations.

         b. Method of Exercise. At the time of purchase, Shares purchased under options shall be paid for in full either (i) in cash, (ii) at the discretion of the Board, with a full-recourse promissory note secured by the Shares purchased,
(iii) at the discretion of the Committee and/or Board, with outstanding stock of the Company at such value as the Board shall determine in its sole discretion to be the fair market value of such stock on the date of exercise in accordance with the valuation methods discussed in Section 20.2031-2 of the Treasury Regulations, or (iv) a combination of promissory note (if permitted pursuant to (ii) above), stock (if permitted pursuant to (iii) above), and/or cash. If outstanding stock is used as payment and such stock was acquired upon prior exercise of an option granted under this Plan, then such stock must have been held by the optionee for at least one year subsequent to such prior exercise and two years subsequent to the grant of the prior exercised option. To the extent that the right to purchase Shares has accrued under an option, the optionee may exercise said option from time to time by giving written notice to the Company stating the number of Shares with respect to which the optionee is exercising the option, and submitting with said notice payment of the full purchase price of said Shares either in cash or, at the discretion of the Board and/or Committee as described above, with a promissory note, outstanding stock of the Company, or a combination of cash, promissory note, and/or such stock. As soon as practicable after receiving such notice and payment, the Company shall issue, without transfer or issue tax to the optionee (or other person entitled to exercise the option), and at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates representing such Shares out of authorized but unissued Shares or reacquired Shares of its capital stock, as the Board and/or Committee, or its delegate, may elect, for the number of Shares to be delivered. The time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with such procedures as may, in the opinion of counsel to the Company, be desirable in view of federal and state laws, including corporate securities laws and revenue and taxation laws. If the optionee (or other person entitled to exercise the option) fails to accept delivery of any or all of the number of Shares specified in such notice upon tender of delivery of the certificates representing them, the right to exercise the option with respect to such undelivered Shares may be terminated.

         c. Option Term. The Committee and/or Board or its delegate may grant options for any term, but shall not grant any options for a term longer than ten
(10) years from the date the option is granted (except in the case of an incentive stock option granted to a Principal Shareholder in which case the term shall be no longer than five (5) years from the date the option is granted). Each option shall be subject to earlier termination as provided in this Section 6 of this Plan.

         d. Exercise of Options. Each option granted under this Plan shall be exercisable on such date or dates, upon or after the occurrence of certain events, or upon or after the achievement of certain performance milestones (which dates may be accelerated or which occurrences or achievements may be waived in whole or in part or extended at the discretion of the Committee and/or Board or its delegate) and during such period and for such number of Shares as shall be determined by the Committee and/or Board or its delegate. An incentive option granted to a non-officer may not be exercised at any time unless the optionee shall have continuously served, to the extent determined by the Committee and/or Board or its delegate, as an employee of the Company or its subsidiary throughout a period commencing at the date an option is granted and ending no more than three (3) months and no less than thirty (30) days before an attempted exercise of the option, and, if applicable, unless the Committee and/or Board or its delegate shall determine and notify the optionee in writing that certain events have occurred or certain performance milestones have been achieved.

         e. Nonassignability of Option Rights. No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the life of an optionee, the option shall be exercisable only by the optionee.

         f. Effect of Termination of Employment or Death or Disability. In the event the optionee's employment with the Company and/or its subsidiaries ceases, as determined by the Committee, during the optionee's lifetime for any reason, including retirement, any option or unexercised portion thereof which is otherwise exercisable shall terminate unless exercised within a period not to exceed three (3) months nor to be less than thirty (30) days of the date on which such employment ceased but not later than the date of expiration of the option period. In the event of the death or disability (as defined in Code
Section 22(e)(3)) of the optionee while employed or within a period not to exceed three months nor to be less than thirty (30) days of the date on which such employment ceases, any option or unexercised portion thereof granted to the optionee, if otherwise exercisable by the optionee at the date of death or disability, may be exercised by the optionee (or by the optionee's personal representatives, heirs or legatees) at any time prior to the expiration of one (1) year from the date of termination of optionee's employment due to death or disability of the optionee but not later than ten (10) years from the date of grant of such option except that, in the case of an incentive option granted to a Principal Shareholder, not later than five (5) years from the date of grant of such option.

         g. Rights of Optionee. The optionees shall have no rights as a stockholder with respect to any Shares subject to an option until the date of issuance of a stock certificate to the optionee for such Shares. No adjustment shall be made for dividends or other rights of which the record date is prior to the date such stock certificate is issued. Neither this Plan, nor any action or agreement thereunder, shall confer any rights of employment, any rights to election or retention as an officer or director, or any rights to serve as a consultant.

     7. USE OF PROCEEDS. The proceeds from the sale of stock pursuant to options granted under this Plan shall constitute general funds of the Company.

     8. AMENDMENT OF PLAN. The Board of Directors may at any time amend this Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof absent the optionee's consent, and provided further that any such amendment materially increasing the number of Shares reserved under this Plan, materially altering the persons or class of persons eligible to be granted stock options under this Plan, causing options granted to employees and intended to be incentive options under this Plan not to qualify as "incentive stock options" under Section 422A of the Code, or amending this
Section 8 shall be subject to shareholder approval. Any amendment to this Plan which would cause the acquisition or disposition of an option granted under this Plan by an officer or director of the Company not to be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934 pursuant to rules and regulations promulgated pursuant to such Section, case law or SEC releases or no-action letters interpreting such Section, or new Federal statute or amendments to such Section, shall also be subject to shareholder approval.

     9. EFFECTIVE DATE AND TERMINATION OF PLAN. This Plan was adopted by the Board of Directors on November 30, 1990, and was approved by the shareholders on March 1, 1991. This Plan has been amended from time as permitted hereunder, most recently on April 27, 2001. The Board may terminate this Plan at any time. If not earlier terminated, this Plan shall terminate May 16, 2010. Termination of this Plan will not affect rights and obligations theretofore granted and then in effect.

         This Plan, the granting of any option hereunder, and the issuance of stock upon the exercise of any option, shall be subject to such approval or other conditions as may be required or imposed by any regulatory authority having jurisdiction to issue regulations or rules with respect thereto, including the securities laws of various governmental entities.

     10. AUTOMATIC OPTION GRANTS TO DIRECTORS. Subject to registration and qualification under federal and state securities laws as is advised by counsel, the Company's current and future directors are hereby granted options under this Plan as follows: (i) on the date of the Company's Annual Meeting of Stockholders, each of the Company's Non-Employee Directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, but whether or not such director serves as a member of the Stock Option Committee), who is re-elected at such meeting to another term as a director, and who has served the Company as a director for the immediately preceding six-month period, shall automatically and without any further action by the Board be granted a Non-Statutory Stock Option to purchase 6,000 shares of the Company's Common Stock; and (ii) on the date any person first becomes a director, whether through election by the Company's shareholders or appointment by the Board of Directors to fill a vacancy, each such person shall automatically and without further action by the Board be granted a Non-Statutory Stock Option to purchase 15,000 shares of the Company's Common Stock.

         The exercise price for such options shall be equal to the trading price for the Company's stock on the date of grant in the over-the counter market calculated pursuant to subparagraphs (b) and (c) of Section 20.2031-2 of the Treasury Regulations. The date of grant of an option shall, for all purposes, be the date determined in accordance with the terms of this Section 10. The foregoing options shall be for a term of ten (10) years and are to be exercisable as follows: (i) the 6,000 option share grants to re-elected directors shall be immediately exercisable in full; and (ii) the 15,000 option share grants to newly elected or appointed directors shall be exercisable in cumulative increments of one-fourth each at the end of 12 months, 24 months, 36 months, and 48 months if the optionee is still a director of the Company or its subsidiaries. Upon the occurrence of an event described in Section 5(b) of this Plan, the number of option shares which a director shall be granted pursuant to the foregoing formula, and the class of stock which is the subject of such option grant, shall be automatically adjusted such that directors receiving an automatic option grant subsequent to the occurrence of such event shall receive the same aggregate number of option shares, and would then hold the same class of stock, as if such director had been granted the option prior to the occurrence of such event.

         In the event an automatic option grant(s) pursuant to this Section 10 would result in option shares having been granted in excess of the number of option shares then remaining available for grant under this Plan, then such option grant(s) shall be made contingent upon a proper amendment to this Plan to accommodate such grants.

         Notwithstanding Section 8 of this Plan, the foregoing automatic option grant formula may not be amended more than once every six months, other than to comport with changes to the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     11. LIMITED AUTHORITY TO ALTER TERMS OF OPTIONS. Within the parameters of
Section 6 of this Plan, the Board of Directors may, at their discretion, alter the terms of options to be granted pursuant to Section 10 hereof, or which were previously granted pursuant to Section 10 hereof.

4/27/01 Rev. Stock Option Plan

                            ATTACHMENT B - PROXY CARD
                            (FOR SEC REFERENCE ONLY)
                            =========================

PROXY

                                 DREXLER [LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING SEPTEMBER 21, 2001

The undersigned hereby appoints Jerome Drexler and Jerald E. Rosenblum, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of Drexler Technology Corporation held of record by the undersigned on Wednesday, July 25, 2001, at the Annual Meeting of Stockholders to be held at Hyatt Rickeys of Palo Alto, 4219 El Camino Real, Palo Alto, California, on Friday, September 21, 2001, at 2 p.m., or any continuation, adjournment, or postponement thereof.


       (Continued, and to be marked, dated and signed, on the other side)

                          / / FOLD AND DETACH HERE / /

     YOUR VOTE IS IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
             PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD
               IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

             IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE
               ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS.

                     YOU MAY REVOKE THIS PROXY AT ANY TIME
                       PRIOR TO ITS EXERCISE, OR YOU MAY
                     ATTEND THE MEETING AND VOTE IN PERSON.

                                                            Please mark
                                                           your votes as  /X/
                                                           indicated in
                                                           this example



The Board of Directors recommends a vote FOR all of the nominees listed below.

                                                            WITHHELD
                                             FOR            FOR ALL
ITEM 1.- ELECTION OF DIRECTORS.              / /              / /
Nominees: (01) Jerome Drexler
          (02) Christopher J. Dyball
          (03) Richard M. Haddock
          (04) Arthur H. Hausman
          (05) Dan Maydan
          (06) William E. McKenna
          (07) Walter F. Walker


WITHHELD FOR: (Write that nominee's name on the space provided below):

----------------------------------------------------------------------


The Board of Directors recommends a vote FOR Item 2.
                                                               FOR     AGAINST    ABSTAIN
ITEM 2.- Amendment to the Stock Option Plan to increase the    / /       / /        / /
number of shares reserved for issuance thereunder by
300,000 shares.

The Board of Directors recommends a vote AGAINST Item 3.

ITEM 3.- Stockholder's proposal concerning dividends.          / /       / /        / /


ITEM 4.- OTHER MATTERS. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment, continuation, or postponement thereof.


        ------ THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS SIGNED AND RETURNED WITHOUT VOTING INSTRUCTIONS, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, AGAINST PROPOSAL 3, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.


Signature(s)                                             Date             , 2001
            --------------------------------------------     -------------

Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership name by the authorized person.

                          / / FOLD AND DETACH HERE / /

                WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,
                      PLEASE MARK, SIGN, DATE, AND RETURN
             THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                   THANK YOU.